Exhibit 23.6

November 23, 2007

VanceInfo Technologies Inc.

3/F, Building 8, Zhongguancun Software Park,

Haidian District, Beijing, 100094

People’s Republic of China

Ladies and Gentlemen,

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of VanceInfo Technologies Inc. (the “Company”), effective immediately prior to the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on November 23, 2007, with the Securities and Exchange Commission.

Sincerely yours,

/s/ Samuelson S.M. Young
Name:	Samuelson S.M. Young